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                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                               ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                                OFFICEMAX, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                      N/A
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

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

                                [OfficeMax Logo]

                      ------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 21, 2001

                      ------------------------------------

To Our Shareholders:

     Notice is hereby given that the 2001 Annual Meeting of Shareholders of OfficeMax, Inc., an Ohio corporation, will be held at our PowerMax distribution facility, 2861 Marion Drive, Las Vegas, Nevada, on Monday, May 21, 2001, at 9:00 a.m. local time. At the meeting, shareholders will act on the following matters:

     (1) The election of four directors;

     (2) Consideration of a shareholder proposal, if presented at the meeting;
         and

     (3) Any other matters that properly come before the meeting.

     We describe the proposals in more detail in this proxy statement, which you should read in its entirety before voting.

     Only shareholders of record at the close of business on April 6, 2001, are entitled to notice of, and to vote at, the meeting or any adjournment or postponement thereof.

                                            By Order of the Board of Directors,

                                            /s/ Ross H. Pollock
                                            Ross H. Pollock
                                            Secretary

April 19, 2001
Shaker Heights, Ohio

     YOUR VOTE IS VERY IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. YOU CAN VOTE OVER THE INTERNET, BY TELEPHONE OR BY USING A TRADITIONAL PROXY CARD. Detailed voting instructions appear on the next page.

     Holders whose shares are held in "street name" who plan to attend the meeting will be required to produce a copy of a brokerage statement reflecting share ownership as of the record date.

OfficeMax, Inc.
3605 Warrensville Center Road
Shaker Heights, Ohio 44122                                      [OFFICEMAX LOGO]
--------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
--------------------------------------------------------------------------------

TIME............................................  9:00 a.m. on Monday, May 21, 2001

PLACE...........................................  PowerMax Distribution Facility
                                                  2861 Marion Drive
                                                  Las Vegas, Nevada 89115

ITEMS OF BUSINESS...............................  (1) Election of four directors;

                                                  (2) Consideration of a shareholder proposal, if
                                                  presented at the meeting; and

                                                  (3) Any other matters that properly come before the
                                                  meeting.

RECORD DATE.....................................  You are entitled to vote if you were a shareholder of record at the close of business on April 6,
                                                  2001.

ANNUAL REPORT...................................  Our 2000 Annual Report to Shareholders for the
                                                  fiscal year ended January 27, 2001, which is not a
                                                  part of the proxy soliciting material, is enclosed.

PROXY VOTING....................................  Shareholders of record can vote by one of the following methods:

                                                  - VISIT THE WEB SITE AT
                                                    http://www.eproxyvote.com/omx to vote over the
                                                    Internet anytime up to 12:00 midnight New York
                                                    time on May 17, 2001;

                                                  OR

                                                  - CALL 1-877-779-8663 from the U.S. and Canada
                                                    (this call is free) or 001-1-201-536-8073 from all
                                                    other countries to vote by telephone anytime up
                                                    to 12:00 midnight New York time on May 17, 2001;

                                                  OR

                                                  - MARK, SIGN, DATE AND RETURN the enclosed proxy
                                                    card in the envelope provided.

You may revoke your proxy in the manner described in the accompanying proxy statement at any time up to the time your proxy is voted on the date of the meeting.

April 19, 2001
--------------------------------------------------------------------------------

                        SAVE OUR COMPANY TIME AND MONEY

     Please take advantage of two cost effective and convenient ways to vote your shares:

           - via the Internet

           - by telephone

                        PLEASE VOTE YOUR SHARES PROMPTLY
--------------------------------------------------------------------------------

                                [OFFICEMAX LOGO]

                         3605 Warrensville Center Road
                           Shaker Heights, Ohio 44122

                            ------------------------

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 21, 2001

                            ------------------------

     We are furnishing this proxy statement in connection with the solicitation of proxies on behalf of our board of directors for use at the Annual Meeting of Shareholders to be held at our PowerMax distribution facility, 2861 Marion Drive, Las Vegas, Nevada, on Monday, May 21, 2001, at 9:00 a.m. local time. This proxy statement and the accompanying proxy card, together with our Annual Report to Shareholders for the fiscal year ended January 27, 2001, are being mailed to shareholders on or about April 19, 2001.

                 QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

     At our annual meeting, shareholders will act upon the matters outlined in the notice of meeting on the cover page of this proxy statement, including the election of directors. In addition, our management will report on our performance during fiscal year 2000 and respond to questions from shareholders.

WHO IS ENTITLED TO VOTE?

     Only shareholders of record at the close of business on the record date, April 6, 2001, are entitled to receive notice of the annual meeting and to vote their shares that they held on that date at the meeting, or any adjournment or postponement thereof. Each outstanding common share or Series A Voting Preference Share entitles its holder to cast one vote on each matter to be voted upon.

WHO CAN ATTEND THE MEETING?

     All shareholders as of the record date, or their duly appointed proxies, may attend the meeting. Registration will begin at 8:00 a.m. Only shareholders of record at the close of business on April 6, 2001, are entitled to notice of, and to vote at, the meeting or any adjournment or postponement thereof.

WHAT CONSTITUTES A QUORUM?

     The presence at the meeting, in person or by proxy, of the holders of a majority of the voting power of all shares outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 113,173,447 common shares, 3,076,923 Series A Voting Preference Shares and 2,000,000 Series B Serial Preferred Shares were outstanding. Each common share and Series A Voting Preference Share is entitled to one vote at the meeting. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

HOW DO YOU VOTE?

     Shareholders of record can vote by one of the following methods:

     - VISIT THE WEB SITE AT http:www.eproxyvote.com/omx to vote over the Internet anytime up to 12:00 midnight New York time on May 17, 2001; or

     - CALL 1-877-779-8663 from the U.S. and Canada (this call is free) or 001-1-201-536-8073 from all other countries to vote by telephone anytime up to 12:00 midnight New York time on May 17, 2001; or

     - MARK, SIGN, DATE AND RETURN the enclosed proxy card in the envelope provided.

     If you are a registered shareholder and attend the meeting, you may deliver your completed proxy card in person or you may vote in person. Holders whose shares are held in "street name" who wish to vote at the meeting must obtain a proxy from the institution that holds their shares.

CAN YOU CHANGE YOUR VOTE OR REVOKE YOUR PROXY AFTER YOU RETURN YOUR PROXY VOTE?

     Yes. Even after you have voted your proxy by the Internet or telephone, or have executed and returned your proxy card, you may change your vote at any time prior to its exercise by giving written notice to OfficeMax or in open meeting, by executing and forwarding a later-dated proxy card to OfficeMax, or by voting a later proxy by the Internet or telephone. Attendance at the meeting will not by itself revoke a previously granted proxy.

HOW DO YOU VOTE YOUR 401(k) AND EXECUTIVE SAVINGS PLAN SHARES?

     If you participate in our 401(k) Savings Plan or Executive Savings Deferral Plan, you will receive a proxy card which will include the number of common shares equivalent to the value of the interest credited to your account. If you complete and properly sign the proxy card and return it by May 17, 2001 or vote by telephone or the Internet, the trustee of the plan will vote your shares in accordance with your proxy. If you do not return your proxy, or vote by telephone or the Internet, the share equivalents credited to your account will be voted by the trustee in the same proportion in which it votes share equivalents for which timely proxies were delivered.

WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM?

    - Election of Directors. The four nominees that receive the most votes will be elected. A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

    - Other Items. For each other item, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked "ABSTAIN" with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

     If you hold your shares in "street name" through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of votes necessary for approval. Shares represented by such "broker non-votes" will, however, be counted in determining whether there is a quorum.

WHAT ARE THE BOARD'S RECOMMENDATIONS?

     Unless you give other instructions on your proxy card, or with your vote by telephone or the Internet, the persons named as proxies on the proxy card will vote in accordance with the recommendations of our board of directors. Our board's recommendation for each item is set forth together with the description of each item in this proxy statement. In summary, our board recommends a vote:

     - for election of the four nominated directors; and

     - against approval of the shareholder proposal.

     With respect to any other matters that properly come before the meeting, the proxies will vote as recommended by the board of directors or, if no recommendation is made, using their own discretion.

WHOM DO YOU CONTACT IF YOU HAVE ADDITIONAL QUESTIONS?

     If you have any questions prior to the annual meeting, please call the OfficeMax Investor Relations Department at (216) 471-6697 or via email at: investor@officemax.com.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     COMMON SHARES. Except as set forth below, we know of no single person or group that is the beneficial owner of more than 5% of our common shares.

                                                                 NUMBER OF
                     NAME AND ADDRESS                          COMMON SHARES       PERCENT
                    OF BENEFICIAL OWNER                      BENEFICIALLY OWNED    OF CLASS
                    -------------------                      ------------------    --------
Orient Star Holdings LLC...................................      16,910,000(1)      14.94%
  1000 Louisiana Street
  Suite 565
  Houston, TX 77002
Mellon Financial Corporation...............................       6,488,637(2)       5.73%
  c/o Mellon Financial Corporation
  One Mellon Center
  Pittsburgh, PA 15258

     --------------------

     (1) Based on information obtained from a Form 4 filed on February 9, 2001, by the following: Carlos Slim Helu, Carlos Slim Domit, Marco Antonio Slim Domit, Patrick Slim Domit, Maria Soumaya Slim Domit, Vanessa Paola Slim Domit, Johanna Monique Slim Domit, Inmobiliaria Carso, S.A. de C.V., a Mexican corporation, and Orient Star Holdings LLC, a Delaware limited liability company.

     (2) Based on information obtained from a Schedule 13G/A filed on January 18, 2001, by Mellon Financial Corporation, Boston Safe Deposit and Trust Company, Mellon Bank, N.A., Mellon Capital Management Corporation, The Dreyfus Corporation, The Boston Company Asset Management, LLC and MBC Investments Corporation.

     SERIES A VOTING PREFERENCE SHARES. On April 28, 2000, in a private placement, the Company issued 3,076,923 Series A Voting Preference Shares to Gateway Companies, Inc.

                                                                 NUMBER OF
                     NAME AND ADDRESS                         SERIES A SHARES      PERCENT
                   OF BENEFICIAL OWNER                      BENEFICIALLY OWNED     OF CLASS
                   -------------------                      -------------------    --------
Gateway Companies, Inc....................................       3,076,923           100%
  4545 Towne Centre Court
  San Diego, CA 92121

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth, as to each director, each executive officer named in the Summary Compensation Table and the directors and executive officers as a group, information regarding the amount and nature of common shares beneficially owned (unless otherwise indicated) at April 6, 2001.

                                                      NUMBER OF
                                                    COMMON SHARES    ACQUIRABLE
                                                    BENEFICIALLY     WITHIN 60     PERCENT OF SHARES
                       NAME                         OWNED (1)(2)      DAYS (3)        OUTSTANDING
                       ----                         -------------    ----------    -----------------
Michael Feuer.....................................    2,437,224      1,782,916            3.7%
Carl D. Glickman..................................       75,921             --              *
Sydell L. Miller..................................       48,727             --              *
James F. McCann...................................       43,906             --              *
Raymond L. Bank...................................       30,889             --              *
Burnett W. Donoho.................................       30,654             --              *
Ivan J. Winfield..................................       20,816             --              *
Philip D. Fishbach................................       12,403             --              *
Jerry Sue Thornton................................       12,090             --              *
Gary J. Peterson..................................       15,000             --              *
Jeffrey L. Rutherford.............................       29,264        131,250              *
Harold L. Mulet...................................       22,713             --              *
Eugene J. O'Donnell...............................        3,027             --              *
All executive officers and directors as a group
  (16 persons)....................................    2,855,232      2,242,746            4.5%

---------------

 * Less than 1%.

(1) The number of shares shown includes shares that are individually or jointly owned, as well as shares over which the individual has either sole or shared investment or voting authority. Certain of our executive officers disclaim beneficial ownership of some of the shares included in the table as follows:

        - Mr. Feuer - 3,225 shares owned by a trust for the benefit of Mr. Feuer's son and 3,000 shares owned by a trust for the benefit of Mr. Feuer's daughter, as to each of which trust Mr. Feuer's wife is the trustee, and 1,500 shares owned directly by his wife.

(2) For executive officers, includes interests in our 401(k) Plan and Executive Savings Deferral Plan with respect to which participants have voting power but no investment rights: Mr. Feuer - 1,300 shares; Mr. O'Donnell - 177 shares; and all current executive officers as a group - 4,072 shares.

(3) Reflects the number of shares that could be purchased by exercise of options available at April 6, 2001, or within 60 days thereafter, under our Equity-Based Award Plan.

                        ITEM 1 -- ELECTION OF DIRECTORS

     Our board of directors currently consists of eight members, divided into two classes of four members each. At the meeting, common shares or Series A Voting Preference Shares represented by proxies delivered to us, unless otherwise specified, will be voted for the election of the four nominees hereinafter named, each to serve for a term of two years or until his or her successor is duly elected and qualified. If any nominee becomes unavailable to serve as a director, the board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the board. Proxies may not be voted at the annual meeting for more than four persons.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR ALL FOUR NOMINEES.

             NOMINEES STANDING FOR ELECTION FOR TERM EXPIRING 2003

     The directors standing for election are:

                                                                           DIRECTOR     TERM
        NAME           AGE              PRINCIPAL OCCUPATION                SINCE      EXPIRES
        ----           ---              --------------------               --------    -------
Raymond L. Bank        46     Mr. Bank, is President and Chief               1994       2001
                              Operating Officer of Merchant Development
                              Corporation, a venture capital and
                              buy-out firm focusing on consumer retail,
                              direct marketing and service companies.
                              Mr. Bank is also a director of Regency
                              Realty, Inc.
Michael Feuer          55     Mr. Feuer, is the Company's Co-founder,        1988       2001
                              Chairman of the Board and Chief Executive
                              Officer. Prior to becoming Chairman in
                              1995, Mr. Feuer served as President of
                              the Company.
Philip D. Fishbach     59     Mr. Fishbach, is currently a private           2000       2001
                              investor and business consultant. From
                              February 1995 to April 2000, Mr. Fishbach
                              served as Vice President and Corporate
                              Controller of Xerox Corporation.
Jerry Sue Thornton     54     Dr. Thornton, has served as President of       2000       2001
                              Cuyahoga Community College since 1992.
                              She is also a director of American
                              Greetings Corporation, Applied Industrial
                              Technologies Incorporated, National City
                              Bank and RPM Incorporated.

     Carl Glickman, age 74, a director of the Company since it went public in 1994, has informed the Company that he plans to retire from the board of directors at the end of his present term (which expires in 2001) and will not stand for re-election to the board at the 2001 Annual Meeting of Shareholders. Mr. Glickman has begun reducing his work schedule and will be retiring from a number of other boards on which he serves. Mr. Glickman has served tirelessly and with his extensive business experience has provided the Company with valuable insight for which the Company is very appreciative.

                         DIRECTORS CONTINUING IN OFFICE

     The following directors were elected at our 2000 annual meeting for a term ending in 2002:

                                                                          DIRECTOR     TERM
       NAME          AGE               PRINCIPAL OCCUPATION                SINCE      EXPIRES
       ----          ---               --------------------               --------    -------
Burnett W. Donoho    61     Mr. Donoho, is currently a management           1995       2002
                            consultant. From March 1999 to September
                            2000, Mr. Donoho served as Chairman and
                            Chief Executive Officer of Wellbridge (fka
                            Club Sports International). From January
                            1998 to February 1999 and from January
                            1996 to February 1997, Mr. Donoho was a
                            retail consultant. From February 1997 to
                            January 1998, Mr. Donoho served as Vice
                            Chairman and Chief Operating Officer of
                            Montgomery Ward & Co. Mr. Donoho also
                            served as Vice Chairman, Chief Operating
                            Officer of Macy's East, a then division of
                            R.H. Macy & Co. He is also a director of
                            GTECH Corporation and Socket
                            Communications, Inc.
James F. McCann      49     Mr. McCann, is President of                     1996       2002
                            1-800-Flowers.com. He is also a director
                            of Gateway, Inc.
Sydell L. Miller     63     Ms. Miller, 63, is currently a private          1994       2002
                            investor and consultant. Prior to
                            September 1995, Ms. Miller served as
                            Chairman of the Board and Chief Executive
                            Officer of Matrix Essentials, Inc., a
                            subsidiary of L'Oreal
Ivan J. Winfield     66     Mr. Winfield, has been an Associate             1998       2002
                            Professor at Baldwin-Wallace College,
                            Cleveland, Ohio and business consultant
                            since September 1995. From 1970 until
                            October 1994, Mr. Winfield was a partner
                            with the accounting firm of Coopers &
                            Lyband where he served as a Managing
                            Partner from July 1978 to October 1994.
                            Mr. Winfield is also a director of Boykin
                            Lodging Co., HMI Industries, Inc. and
                            Rainbow Rentals, Inc.

HOW OFTEN DID OUR BOARD MEET DURING FISCAL YEAR 2000?

     During the fiscal year ended January 27, 2001, our board of directors held eight meetings. Each director attended at least 75% of the meetings of our board of directors and committees on which he or she served, except Ms. Miller who was able to attend 67% of the meetings because of personal scheduling conflicts.

WHAT COMMITTEES HAS OUR BOARD ESTABLISHED?

     Audit Committee. Messrs. Bank (Chairman), Donoho, Glickman and Winfield are the current members of our board's Audit Committee, which is empowered to exercise all powers and authority of our board of directors with respect to our annual audit, accounting policies, financial reporting and internal controls. During the past fiscal year, the board examined the composition of the Audit Committee in light of the adoption by the New York Stock Exchange of new rules governing audit committees. Based on this examination, the board confirmed that all members of the Audit Committee are "independent" within the meaning of the NYSE's new rules. The Audit Committee met three times and consulted informally on other occasions during the last fiscal year.

     Compensation Committee. Messrs. Glickman (Chairman) and Bank and Ms. Miller are the current members of our board's Compensation Committee, which is empowered to exercise all powers and authority of our board with respect to compensation of our officers. The Compensation Committee met one time and consulted informally on other occasions during the last fiscal year.

     Nominating Committee. Messrs. Fishbach (Chairman), McCann and Dr. Thornton are the current members of our board's Nominating Committee, which is responsible for conducting searches for prospective board members, reviewing background information for candidates and recommending nominees to the full board for election as directors of the Company. The Nominating Committee has not undertaken to consider nominees recommended by shareholders. The Nominating Committee was established in March 2001.

HOW ARE DIRECTORS COMPENSATED?

     Directors who are not officers or associates of OfficeMax receive an annual retainer fee of $25,000 payable in restricted common shares of OfficeMax, and a fee of $1,000 for each quarterly meeting of the board attended, and a fee of $500 for each committee meeting of the board attended, each of which is payable in common shares of OfficeMax.

AUDIT COMMITTEE REPORT

     The following Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this report by reference therein.

     The board of directors of the Company has adopted a written Audit Committee Charter, a copy of which is included with this proxy statement as Appendix A. All members of the Audit Committee are independent as defined in Section 303.01(B)(2)(a) and (3) of the New York Stock Exchange's listing standards.

     The Audit Committee has reviewed and discussed with the Company's management and PricewaterhouseCoopers LLP, the Company's independent accountants, the audited financial statements of the Company contained in the Company's Annual Report to Shareholders for the fiscal year ended January 27, 2001. The Audit Committee has also discussed with the Company's independent accountants the matters required to be discussed pursuant to Statement on Auditing Standards No. 61, as amended ("Communication with Audit Committees").

     The Audit Committee has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 ("Independence Discussions with Audit Committees") and has discussed with PricewaterhouseCoopers their independence. The Audit Committee has also considered whether the provision of information technology services and other non-audit services to the Company by PricewaterhouseCoopers is compatible with maintaining their independence.

     Based on the review and discussions referred to above, the Audit Committee recommended to the board of directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended January 27, 2001, filed with the U.S. Securities and Exchange Commission.

                                          Members of the Audit Committee

                                          Raymond L. Bank (Chairman)
                                          Burnett W. Donoho
                                          Carl D. Glickman
                                          Ivan J. Winfield

                             EXECUTIVE COMPENSATION

     The following Compensation Committee Report and the performance graph included elsewhere in this proxy statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this report or the performance graph by reference therein.

COMPENSATION COMMITTEE REPORT

     Our compensation program is administered by the Compensation Committee of our board of directors, which has responsibility for reviewing all aspects of compensation paid by us to our executive officers. The Compensation Committee is composed of the three directors listed at the end of this report.

     The Compensation Committee's primary objective with respect to executive compensation is to work with our senior management to establish programs which attract and retain key managers and align their compensation with our overall business strategies, values and performance. To this end, the compensation committee has adopted an executive compensation philosophy which includes the following considerations:

        - A program that differentiates compensation based on corporate and individual performance;

        - An emphasis on equity incentives as a significant component of total compensation in order to align the interests of our executives closely with the long-term interests of shareholders;

        - An emphasis on total compensation versus cash salary compensation, under which base salaries are generally set at or somewhat below competitive levels, but which motivates and rewards our executives with total compensation (including year-end bonuses) at or above competitive levels if Company and individual performance reach predetermined objectives;

        - Recognition that, as an executive's level of responsibility increases, a greater portion of his or her total compensation opportunity should be based on equity and other performance incentives and less on base salary; and

        - An appropriate mix of short-term and long-term compensation which facilitates retention of talented executives and encourages share ownership and capital accumulation.

     The primary components of our executive compensation program are: (i) base salaries, (ii) annual bonuses, and (iii) long-term equity incentive opportunities. Each component of compensation is discussed below.

     Base Salaries. Base salaries for our executives are subject to annual review and adjustment on the basis of individual and Company performance, level of responsibility, and competitive, inflationary, and internal equity considerations. The Compensation Committee generally attempts to set base salaries of executive officers at a level which is at or below the "market" rate, as determined from information gathered by us from independent compensation consulting firms and published surveys. With respect to the $950,000 base salary established for Mr. Feuer in May 1997, the Compensation Committee took into account the factors described above for other executive officers, as well as Mr. Feuer's expanded responsibilities associated with our rapid growth. In lieu of a salary increase in each of fiscal 1998, 1999 and 2000, Mr. Feuer chose to receive stock options. This arrangement serves to continue to align Mr. Feuer's interests with the long-term interests of our shareholders. In addition, Mr. Feuer and all other officers of the Company have not received a salary increase for fiscal 2001, except for instances where an officer has been promoted or assumed increased responsibility. Any consideration of such has been deferred until the third quarter of this year with no assurance that any increases will be granted at that time.

     Annual Bonuses. Under our Annual Incentive Bonus Plan, our executives are eligible to receive annual cash bonus awards to focus attention on and provide a reward for achieving key individual and Company goals. Target incentive bonus amounts for executives are established at the beginning of each year, either as a dollar amount or a percentage of the executive's salary, depending upon each executive's level of responsibility and function.

     Performance objectives were established for OfficeMax at the beginning of the fiscal year and are designed to provide competitive bonuses on a "pay-for-performance" basis. In addition, individual performance objectives were established for each executive, which included both specific performance goals and other more qualitative and developmental criteria. The actual amount of bonus payable is generally expressed as a percentage of the executive's base salary and varies depending on the extent to which the Company and individual performance goals have been achieved.

     In fiscal 2000, the Company did not reach its primary financial earnings before interest and taxes (EBIT) target. Accordingly, no bonuses were paid to officers and other associates eligible to participate in the Annual Incentive Bonus Plan.

     For fiscal 2001 the Company performance goals are based on improvement in the following metrics: earnings before interest, taxes, depreciation and amortization (EBITDA); comparable-store sales; and cash flow.

     Prior to the beginning of each fiscal year, all executives are required to designate at least 20%, and may elect to designate up to 100%, of their annual bonus to purchase restricted shares in accordance with our Management Share Purchase Plan (the "Management Share Purchase Plan").

     Long-Term Equity Incentives. We endeavor to foster an ownership culture that encourages superior performance by our executive officers and have adopted the Equity-Based Award Plan to provide for common share ownership at all levels. Pursuant to the Equity-Based Award Plan, the types of awards that can be made range from ordinary stock options to grants of restricted stock and stock appreciation rights.

     We intend to make annual grants of equity awards to our management personnel, including our executive officers. This annual grant program is designed to provide Company managers, over a number of years, with multiple stock options and related equity incentives. Each stock option will be granted with an exercise price equal to the fair market value of the common shares at the time of grant. Individual option grants are determined by the Compensation Committee based on a manager's current performance, potential for future responsibility, and salary multiples designed to increase the portion of the total compensation opportunity represented by equity incentives as a manager's level of responsibility increases. The Compensation Committee intends to place substantial emphasis on equity awards as a percentage of total compensation, consistent with its philosophy that equity awards more closely align the interests of our managers with the long-term interests of the Company's shareholders.

     In fiscal 2000, the annual grant of stock options to senior management personnel, including the named executive officers, was approved by the Compensation Committee. These options vest 50% on the second anniversary of the date of grant and an additional 25% on each of the third and fourth anniversaries of the date of grant. In granting Mr. Feuer options in fiscal 2000, the Compensation Committee considered the fact that Mr. Feuer chose to receive stock options in lieu of a salary increase.

     Under the Management Share Purchase Plan, our executives and other key associates of OfficeMax designated by the Compensation Committee are required to designate in advance a minimum of 20%, and may designate up to 100%, of their annual bonuses for the purchase of restricted shares at a 20% discount from fair market value on the date of purchase. Shares purchased under the Management Share Purchase Plan are generally subject to forfeiture for three years from the date of purchase.

     Section 162(m). Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to the corporation's chief executive officer and the five other most highly compensated executive officers as of the end of the fiscal year. However, the statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met. The Compensation Committee currently intends to structure performance-based compensation, including stock option grants and annual bonuses, to executive officers who may be subject to Section 162(m) in a manner that satisfies those requirements.

     Our board and the Compensation Committee reserve the authority to award nondeductible compensation in other circumstances as they deem appropriate. Further, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given, notwithstanding our efforts, that compensation intended by us to satisfy the requirements for deductibility under Section 162(m) will, in fact, satisfy such requirements.

     Conclusion. In conclusion, our executive compensation program is designed to provide a significant link between total compensation and our performance and long-term share price appreciation consistent with the compensation philosophies set forth above.

                                          Members of the Compensation Committee

                                          Carl  D. Glickman (Chairman)
                                          Raymond L. Bank
                                          Sydell L. Miller

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     None of the members of the compensation committee is, or has been, an officer or employee of OfficeMax.

                           SUMMARY COMPENSATION TABLE

                                                                             LONG-TERM
                                         ANNUAL COMPENSATION                COMPENSATION
                                   -------------------------------             AWARDS
                                                            OTHER     ------------------------    PAYOUT       ALL
                                                           ANNUAL     RESTRICTED    SECURITIES    -------     OTHER
                                                           COMPEN-      STOCK       UNDERLYING     LTIP      COMPEN-
       NAME AND         FISCAL      SALARY      BONUS      SATION       AWARDS       OPTIONS      PAYOUTS    SATION
  PRINCIPAL POSITION    YEAR(1)      ($)         ($)         ($)        ($)(2)         (#)          ($)      ($)(3)
  ------------------    -------    --------    --------    -------    ----------    ----------    -------    -------
Michael Feuer            2000      $968,269          --    $4,839      $14,871        400,000         --     $ 2,542
Chairman and             1999      $950,000    $475,000    $4,747      $(4,530)       400,000         --     $ 1,965
Chief Executive          1998      $950,000    $712,500        --      $73,101        700,000         --     $ 5,000
  Officer
Gary J. Peterson (4)     2000      $542,308          --        --           --        500,000         --          --
President and            1999            --          --        --           --             --         --          --
Chief Operating          1998            --          --        --           --             --         --          --
  Officer
Jeffrey L. Rutherford    2000      $407,692          --        --      $ 6,147         80,000         --          --
Senior Executive Vice    1999      $306,154    $ 78,542        --      $(4,034)       175,000         --     $23,602
President                1998      $253,462    $126,880        --      $41,143        275,000         --          --
Chief Financial
  Officer
Harold L. Mulet (5)      2000      $375,577          --        --      $ 3,110         75,000         --     $36,086
Executive Vice           1999      $249,039    $ 79,476        --           --        200,000         --          --
  President              1998            --          --        --           --             --         --          --
Retail Sales and Store
  Productivity
Eugene J. O'Donnell
  (6)                    2000      $387,865          --        --      $ 2,387         75,000         --     $   885
Executive Vice           1999      $115,385          --        --           --        100,000         --          --
  President              1998            --          --        --           --             --         --          --
Merchandising and
  Marketing

---------------

(1) Includes compensation earned, awarded or paid for the fiscal years ended January 27, 2001 (fiscal 2000), instead of 52 weeks, (salaries appear higher), January 22, 2000 (fiscal 1999), and January 23, 1999 (fiscal 1998), respectively. Because fiscal 2000 included 53 weeks, salaries in the table include an extra week of pay. However, no salary increases have been made and their respective annual base salaries remain as follows: Mr. Feuer $950,000; Mr. Peterson $600,000; Mr. Rutherford $400,000; Mr. Mulet
    $370,000; and Mr. O'Donnell $381,000.

(2) Amounts shown reflect the difference between the closing market price for the common shares on the date of purchase and the purchase price paid by each of the named executive officers for the purchase of restricted shares under our Management Share Purchase Plan. Amounts for fiscal 1999 were negative. The aggregate restricted share holdings and values (net of consideration paid) at January 27, 2001 for the named executive officers are as follows: Mr. Feuer - 46,679 shares, $(222,364); Mr. Peterson - no shares, $0; Mr. Rutherford - 29,014 shares, $(148,374); Mr. Mulet - 3,713 shares, $(7,333); and Mr. O'Donnell - 2,850 shares, $(5,629). With respect to the restricted shares so purchased, if employment is terminated by the executive (other than as a result of death, disability or retirement after age 65) or if employment is terminated by

    OfficeMax for "cause" before the third anniversary of the purchase date, the executive will receive unrestricted shares having a value equal to the lesser of the current fair market value for the common shares or the price paid initially for such restricted shares. If the executive's employment is terminated by OfficeMax without cause before the third anniversary of the purchase date, the executive will receive unrestricted shares having a value equal to (i) the then current fair market value of a percentage of the restricted shares (based on the number of months of employment completed during the restricted period), plus (ii) as to the balance of the restricted shares the lesser in value of the restricted shares at their current fair market value or the price paid initially for such restricted shares. Dividends, if any, will be paid on restricted shares at the same rate as common shares.

(3) We provide the named executive officers with certain group life, health, medical and other non-cash benefits generally available to all salaried employees and not included in this column pursuant to SEC rules. The amounts shown in this column for fiscal 2000 include the following: (a) matching contributions by OfficeMax under our 401(k) Savings Plan and our Executive Savings Deferral Plan for Messrs. Feuer and O'Donnell, all of which are invested in common shares of OfficeMax (Messrs. Peterson, Rutherford and Mulet did not participate in the plans); and (b) forgiveness of a portion of the principal and accrued interest on a relocation loan provided to Mr. Mulet.

(4) Mr. Peterson joined OfficeMax in March 2000.

(5) Mr. Mulet joined OfficeMax in May 1999.

(6) Mr. O'Donnell joined OfficeMax in October 1999.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                              INDIVIDUAL GRANTS
                             ---------------------------------------------------
                                           PERCENT OF                              POTENTIAL REALIZABLE VALUE AT
                             NUMBER OF    TOTAL OPTIONS                               ASSUMED ANNUAL RATES OF
                             SECURITIES    GRANTED TO                              STOCK PRICE APPRECIATION FOR
                             UNDERLYING     EMPLOYEES     EXERCISE                        OPTION TERM(1)
                              OPTIONS       IN FISCAL       PRICE     EXPIRATION   -----------------------------
           NAME              GRANTED(#)      YEAR(2)      ($/SHARE)      DATE          5%($)          10%($)
           ----              ----------   -------------   ---------   ----------   -------------   -------------
Michael Feuer..............    400,000(3)      7.3%        $6.625      1/24/10      $1,666,571      $4,223,418
Gary J. Peterson...........    500,000(3)      9.1%        $6.25        3/6/10      $1,965,296      $4,980,445
Jeffrey L. Rutherford......     80,000(4)      1.5%        $6.625      1/24/10      $  333,314      $  844,684
Harold L. Mulet............     75,000(4)      1.4%        $6.625      1/24/10      $  312,482      $  791,891
Eugene J. O'Donnell........     75,000(4)      1.4%        $6.625      1/24/10      $  312,482      $  791,891

---------------

(1) The dollar amounts under these columns are the result of the calculations at the 5% and 10% rates set by the SEC and therefore are not intended to forecast possible future appreciation, if any, of our stock price.

(2) Based on approximately 5.5 million options granted to all employees during the fiscal year ended January 27, 2001. The options are transferable to members of the executive's family, to a trust or trusts for the benefit of members of the executive's family or to a partnership or partnerships of members of the executive's family.

(3) These options vest 25% per year beginning on March 6, 2002.

(4) These options vest 50% on the second anniversary of the date of grant plus an additional 25% on each of the third and fourth anniversaries of the date of grant.

              AGGREGATED OPTION EXERCISES DURING FISCAL YEAR 2000
                       AND FISCAL YEAR-END OPTION VALUES

                                                                                         VALUE OF
                                                                  NUMBER OF             UNEXERCISED
                                                                 UNEXERCISED           IN-THE-MONEY
                                                                 OPTIONS AT             OPTIONS AT
                                      SHARES                  JANUARY 27, 2001      JANUARY 27, 2001(1)
                                     ACQUIRED                -------------------    -------------------
                                        ON        VALUE         EXERCISABLE/           EXERCISABLE/
               NAME                  EXERCISE    REALIZED       UNEXERCISABLE          UNEXERCISABLE
               ----                  --------    --------    -------------------    -------------------
Michael Feuer......................    --          --        1,782,916/1,500,000           $0/$0
Gary J. Peterson...................    --          --                  0/500,000           $0/$0
Jeffrey L. Rutherford..............    --          --            131,250/473,750           $0/$0
Harold L. Mulet....................    --          --                  0/275,000           $0/$0
Eugene J. O'Donnell................    --          --                  0/175,000           $0/$0

---------------

(1) The value of unexercised in-the-money options is based on the difference between the fair market value of the our common shares as of January 27, 2001 ($3.375) per share, and the option exercise price. None of the unexercised options where in-the-money as of January 27, 2001.

EMPLOYMENT AGREEMENT WITH MICHAEL FEUER

     OfficeMax and Mr. Feuer executed a new Amended and Restated Employment Agreement on January 3, 2000 (the "Employment Agreement"). The Employment Agreement provides for the employment of Mr. Feuer on a rolling five-year "evergreen" basis. Mr. Feuer's current salary is $950,000 per year and is subject to increase at the discretion of the compensation committee.

     If Mr. Feuer's employment is terminated for any reason (other than for "cause" or death), Mr. Feuer is entitled to payment of his base salary and bonus amounts equal to the highest bonus compensation paid or payable to him in respect of the three fiscal years immediately preceding the fiscal year during which such termination occurs, plus continuation of all other rights and benefits for the remainder of the term. The Employment Agreement also provides for the payment of a "gross-up" payment with respect to excise taxes on the foregoing payments. "Cause" is defined as fraud, commission of a felony or act that results in material injury to the business reputation of OfficeMax, willful and repeated failure to perform duties under the Employment Agreement, or material breach of the agreement.

     In the event of a material change in Mr. Feuer's position, duties or reporting relationship or a "change in control" of OfficeMax, Mr. Feuer is entitled to terminate the agreement and to treat the termination as a termination by OfficeMax without cause. "Change in control," as defined in the Employment Agreement, may occur when any person or group of commonly controlled persons controls 30% or more of OfficeMax or any transaction results in a change in ownership of 30% or more of the outstanding common shares or a sale or disposition of all, or substantially all, of our assets.

     The Employment Agreement also contains provisions prohibiting Mr. Feuer from competing with OfficeMax, soliciting or hiring our officers or disclosing confidential information of OfficeMax during the term of the agreement, including any periods during which he is not providing services but is receiving salary and bonus payments under the agreement.

SEVERANCE AGREEMENTS WITH OTHER KEY EXECUTIVES

     To ensure continuity and the continued dedication of key executives during any period of uncertainty caused by the possible threat of a takeover, we have entered into severance agreements with certain key executives, including each of the executive officers named in the Summary Compensation Table (other than Mr. Feuer). In the event there is a Change in Control (as that term is defined in the agreements) of OfficeMax and the employment of the executive terminates under certain conditions described in the agreements at any time during the 24 months following the Change in Control, the executive will continue to receive the executive's monthly base pay for an agreed upon amount of time as follows: Mr. Peterson - 24 months; Mr. Rutherford - 24 months; Mr. Mulet - 24 months; and Mr. O'Donnell - 12 months. Each agreement also contains a covenant by the executive not to compete with OfficeMax for 12 months following termination of employment. If an executive violates the covenant not to compete, the executive is no longer entitled to receive the monthly severance payments described below.

     In addition, Mr. Peterson's agreement provides that upon termination of his employment by OfficeMax (other than for Cause or Disability (as such terms are defined in the severance agreements)) or by Mr. Peterson for Good Reason (as defined in the severance agreement), he will continue to receive his monthly base salary as of such date for: 12 months if such termination occurs prior to the first anniversary of his date of hire; 24 months if such termination occurs during his second year of employment with the Company; or 36 months if such termination occurs following the third anniversary of his date of hire. For Messers. Rutherford, Mulet and O'Donnell, the severance agreements provide that upon termination of their employment by OfficeMax (other than for Cause or Disability) or by them for Good Reason, they will continue to receive their monthly base salary as of such date for 12 months.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In fiscal 1999, the Company provided a $100,000 collateralized loan to Harold Mulet, Executive Vice President, Retail Sales and Store Productivity, in connection with his acquisition of 19,000 common shares of OfficeMax. In fiscal 2000, the Company provided a $164,412 loan to Gary Peterson, President and Chief Operating Officer, to facilitate his relocation to Cleveland. Interest is charged on both loans at the federal short-term interest rate published by the Internal Revenue Service. As of April 5, 2001, the outstanding principal amount of Mr. Mulet's loan was $100,000 and the outstanding principal amount of Mr. Peterson's loan was $164,412.

SHAREHOLDER PERFORMANCE GRAPH

     Set forth below is a line graph comparing the cumulative total return on our common shares with the cumulative total return of the Standard & Poor's Composite--500 Stock Index and an index based on a "line of business" peer group of companies consisting of Office Depot, Inc. and Staples, Inc. The graph assumes in each case an initial investment of $100 on January 27, 1996, with the peer group investment weighted on the basis of market capitalization at January 27, 1996.


                                  [LINE GRAPH]

                    JAN. 27, 1996       JAN. 25, 1997       JAN. 24, 1998       JAN. 23, 1999       JAN. 22, 2000      JAN. 27, 2001
                    -------------       -------------       -------------       -------------       -------------      ------------
OfficeMax, Inc.         100                  82                  95                  72                  45                  23
Peer Group              100                 119                 133                 277                 213                 152
S&P 500                 100                 126                 161                 209                 249                 237

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors to file reports of beneficial ownership and changes in beneficial ownership with the SEC and the New York Stock Exchange. We believe that during fiscal 2000, our executive officers and directors complied with the applicable Section 16(a) reporting requirements. This conclusion is based solely on a review of filings with the SEC and certain written representations received by us from our executive officers and directors.

                         ITEM 2 -- SHAREHOLDER PROPOSAL

     Mr. Javier Epstein, of 2287 Johnson Avenue, Riverdale, New York 10463 and the owner of 5,000 shares of the Company's common stock, has submitted the following proposal:

PROPOSAL

     "The stockholders of OfficeMax, Inc. ("OfficeMax" or the "Company") request the Board of Directors to redeem the stockholders purchase rights distributed on March 17, 2000 unless such distribution is approved by the affirmative vote of stockholders, to be held as soon as may be practicable."

SUPPORTING STATEMENT

     "As of December 26, 2000, OfficeMax's share price stood at 2 7/8, a drop of 76% since June 1999. Stockholders experienced a loss of over $1 billion in the market value of their stock during this period when OfficeMax management started announcing a series of negative earnings surprises due to several new initiatives aimed to improve the Company's operational and financial performance.

     As the implementation of these initiatives are almost completed, I believe this is a particularly prudent moment for our Board of Directors to begin to eliminate management-entrenching corporate governance structures, particularly OfficeMax's poison pill.

     The Board of Directors created the Company's current poison pill rights plan in March 17, 2000 with the distribution of Preference Share Purchase Rights to common stockholders when they learnt [sic] that a shareholder requested approval to purchase up to 25% of the Company's outstanding shares. I do not share the Board's view that our Company' should have put a poison pill rights plan into effect without stockholder approval.

     I believe the terms of the rights are designed to discourage or thwart an unwanted takeover of our Company. While management and the Board of Directors should have appropriate tools to ensure that all shareholders benefit from any proposal to buy the Company, I do not believe that the future possibility of a takeover justifies the unilateral implementation of such a poison pill type device.

     Although the members of the Board of Directors have been elected representatives of the stockholders, they have been really selected by the management of the Company who holds a natural conflict of interest under an unwanted takeover scenario. Given that the stockholders of the Company have taken the risk of investing their own capital in the Company, they should also have the right to decide if a proposed purchase price is satisfactory to them. Obviously, the management of the Company should share their views and beliefs on such a proposal but ultimately the Company's owners should have the final decision rather than the Company's Board.

     Rights plans like ours have become increasingly unpopular in recent years. In 1999 a majority of stockholders at seventeen companies, including J.C. Penney, Quaker Oats, Venator, and Novell, voted in favor of stockholder proposals asking management to redeem or repeal poison pills.

     Given the undeniably undemocratic way in which the share rights have been assigned to stockholders and maintained, I believe these rights should either be redeemed or voted on by shareholders.

     I urge shareholders to vote for this resolution!"

  THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "AGAINST" THE ABOVE
                      PROPOSAL FOR THE FOLLOWING REASONS.

     The board of directors unanimously adopted the Company's Shareholder Rights Plan in March 2000 to improve the board's ability, in a manner consistent with its fiduciary duties, to protect and advance the interests of the Company and its shareholders in the event of a proposal to acquire a significant interest in the Company. The Rights Plan is designed to provide the board with a tool to encourage potential bidders to negotiate with the board before attempting an acquisition of control of the Company and to protect the Company's shareholders in the event of certain unsolicited attempts to acquire control of the Company, including a partial or two-tier tender offer that fails to treat all shareholders equally, a "creeping acquisition" of the Company by the purchase of stock on the open market and other acquisition tactics that the board believes are unfair to the Company's shareholders and are not in their best interests. The Rights Plan is also designed to provide the board with adequate time and flexibility to negotiate on behalf of all of the Company's shareholders and enhances the boards' ability to negotiate the highest possible offer from a potential acquiror, develop alternatives which may better maximize shareholder values, preserve the long-term value of the Company for its shareholders, and ensure that all shareholders are treated fairly.

     The Rights Plan is not intended to prevent a takeover of the Company. Nor does the Rights Plan diminish the fiduciary obligations of the Company's board of directors. Because the board, prior to the acquisition of 15% of the Company's common shares by an acquirer, has the power to redeem the rights issued under the Rights Plan and thereby remove the impediment to the completion of an acquisition of the Company, a prospective acquirer seeking to persuade the board to redeem the Rights may propose a higher takeover price, an offer for all shares rather than a partial offer, or better takeover terms than would be proposed in the absence of the Rights Plan. The board's fiduciary duty to the shareholders dictates that it evaluate the merits of each and every acquisition proposal presented to the board and seek to insure that any proposed business combination or acquisition delivers full value to the shareholders.

     In adopting the Rights Plan, the directors received the advice of outside legal counsel as to their fiduciary obligations to shareholders. The Rights Plan was not adopted nor will it be used for entrenchment purposes. The board does not believe that the Rights Plan will deter an acquisition offer that adequately reflects the underlying value of the Company and that is fair to all shareholders. Merger and acquisition activity over the last ten years shows that Rights Plans neither prevent unsolicited offers from occurring, nor prevent companies from being acquired at prices that are fair and adequate to shareholders. Therefore, rather than deterring good-faith negotiations between a potential acquiror and the board, the Rights Plan encourages a would-be acquiror to meet and negotiate in good faith with the Company's board of directors. It thereby enhances the board's ability to obtain a better price for all shareholders in the event the Company is to be acquired.

     The board believes that the adoption of a Rights Plan is appropriately within the scope of responsibilities of the board of directors, acting on behalf of the shareholders. The adoption of such a plan is in accord with the boards' responsibilities for the management of the Company's affairs and the issuance of the rights and does not require shareholders approval. Redeeming the rights would remove an important tool that the board should have for the protection of the shareholders. The board, therefore, believes that any decision to redeem the rights should be the board's and should be made in the context of a specific acquisition proposal.

ACCORDINGLY, THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "AGAINST" THIS PROPOSAL, AND YOUR PROXY WILL BE SO VOTED IF THE PROPOSAL IS PRESENTED UNLESS YOU SPECIFY OTHERWISE.

     Approval of a shareholder proposal requires the affirmative vote of a majority of the votes actually cast by the shareholders present (in person or by proxy) at the meeting and entitled to vote. Because Item 2 is a request that the board take steps to implement the proposal, approval of Item 2 may not result in the requested action being taken, nor is the board required to initiate such steps to take that action. If no voting instructions are given, the accompanying proxy will be voted AGAINST Item 2. Under New York Stock Exchange rules, brokers who hold street name shares cannot vote in their discretion on Item 2.

                OTHER MATTERS TO COME BEFORE THE ANNUAL MEETING

     As of the date of this proxy statement, we know of no business that will be presented for consideration at the annual meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by shareholders, proxies in the enclosed proxy card returned to us will be voted in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy.

                             ADDITIONAL INFORMATION

ADVANCE NOTICE PROCEDURES

     Under our code of regulations, no business may be brought before an annual meeting unless it is specified in the notice of the meeting (which includes shareholder proposals that we may be required to include in our proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934) or is otherwise brought before the meeting by, or at the direction of, the board of directors or by a shareholder entitled to vote who has delivered notice to us (containing certain information specified in our code of regulations) not less than 60 or more than 90 days prior to the anniversary date of the preceding year's annual meeting. These requirements are separate from and in addition to the SEC's requirements that a shareholder must meet in order to have a shareholder proposal included in our proxy statement.

SHAREHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING

     Shareholders interested in submitting a proposal for inclusion in proxy materials for the Company's annual meeting of shareholders in 2002 may do so by following the procedures prescribed in SEC Rule 14a-8. To be eligible for inclusion, shareholder proposals must be received at our headquarters, 3605 Warrensville Center Road, Shaker Heights, Ohio 44122, Attention: Corporate Secretary, no later than December 13, 2001. In order to prevent any question as to the date on which a proposal was received by us, it is suggested that proposals be submitted by certified mail, return receipt requested.

INDEPENDENT ACCOUNTANTS

     Representatives of PricewaterhouseCoopers LLP, our independent accountants, are expected to be present at the meeting with the opportunity to make a statement about our financial condition, if they desire to do so, and to respond to appropriate questions from shareholders.

AUDITOR FEES FOR FISCAL 2000

     During the fiscal year ended January 27, 2001, the Company retained its principal accountants, PricewaterhouseCoopers LLP, to provide professional services in the categories and for the aggregate amounts set forth below:

Year End Audit and Interim Review Fees......................  $459,200
Financial Information Systems Design and Implementation
  Fees......................................................  $      0
All Other Fees..............................................  $ 90,900

EXPENSE AND METHOD OF PROXY SOLICITATION

     The solicitation of proxies is made by and on our behalf. We have retained Corporate Investor Communications, Inc. ("CIC") at an estimated cost of $6,000, plus reimbursement of expenses, to assist in the solicitation of proxies from brokers, nominees, institutions and individuals. In addition to solicitation by mail, CIC and our regular employees may solicit proxies by telephone, or by facsimile. Proxies may be solicited by directors, officers and employees of OfficeMax without additional compensation. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to the beneficial owners of shares.

ANNUAL REPORT ON FORM 10-K

     WE WILL PROVIDE TO EACH SHAREHOLDER WHO IS SOLICITED TO VOTE AT THE 2001 ANNUAL MEETING OF SHAREHOLDERS, UPON THE WRITTEN REQUEST OF SUCH PERSON AND WITHOUT CHARGE, A COPY OF OUR 2000 ANNUAL REPORT ON FORM 10-K. PLEASE DIRECT REQUESTS TO US AT OFFICEMAX, INC., P.O. BOX 228070, CLEVELAND, OHIO 44122-8070,
ATTENTION: INVESTOR RELATIONS DEPARTMENT.

                                          By Order of the Board of Directors,

                                          /s/ Ross H. Pollock
                                          Ross H. Pollock
                                          Secretary

April 19, 2001

                                                                      APPENDIX A

                                OFFICEMAX, INC.
                            AUDIT COMMITTEE CHARTER

I. PURPOSE

     The primary function of the Audit Committee ("Committee") is to act on behalf of the Board of Directors ("Board") in fulfilling its oversight responsibilities by reviewing: the annual and quarterly financial reports provided by OfficeMax, Inc. ("Corporation") to the Securities and Exchange Commission ("SEC") or the public; the Corporation's systems of internal controls that management and the Board have established; and the Corporation's auditing, accounting and financial reporting processes generally.

     The Committee's primary duties and responsibilities are to:

     - Review and appraise the audit efforts of the Corporation's independent accountants and internal audit department.

     - Provide an open avenue of communication among the independent accountants, financial and senior management, the internal audit department, and the Board.

     The Corporation and the Committee confirm that the Corporation's independent accountants are ultimately accountable to the Board and the Committee, and that the Committee and the Board have the ultimate authority and responsibility to select, evaluate and, when appropriate, replace the independent accountants.

     The Committee will fulfill its responsibilities primarily by carrying out the activities enumerated in Section IV of this Charter.

II. COMPOSITION AND TERM

     The Committee shall consist of three or more directors as determined by the Board. Each Committee member shall be free of any relationship with the Corporation that may interfere with the exercise of his or her independence from management and the Corporation, and, for so long as the Corporation's common shares are listed for trading on the New York Stock Exchange ("NYSE"), shall otherwise qualify for Committee membership under the rules of the NYSE applicable from time to time to the Corporation and the Committee. Each Committee member shall be financially literate, or become financially literate within a reasonable time after his or her appointment to the Committee, and at least one Committee member shall have accounting or related financial management expertise, in each case as determined by the Board in its business judgment.

     The Board shall elect the members of the Committee at the annual organizational meeting of the Board, and each Committee member shall serve until his or her successor is duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III. MEETINGS

     The Committee shall hold at least four meetings annually (which may be in person or by telephone) and shall meet more frequently as it considers necessary. If the Committee considers it necessary, it may meet in executive session. Members of the Committee and the Committee's secretary, and only those advisors and members of management designated by a Committee member, shall attend executive sessions. The Committee shall meet at least annually in a separate executive session with each of management, the senior member of the internal audit department, and the independent accountants, to discuss any matter that the Committee or the applicable other participant believes should be discussed privately. The minutes of each meeting will be distributed to all of the Directors.

IV. RESPONSIBILITIES AND DUTIES

     To fulfill its responsibilities and duties, the Committee shall:

  Documents/Reports Review

     1. Review this Charter at least annually, and update it as conditions dictate.

     2. Review with financial management and the independent accountants the Corporation's audited financial statements to be included in its Annual Report on Form 10-K, prior to its filing.

     3. Comply with all requirements applicable to the Committee or its activities under the Securities Act of 1934, as amended, or under other applicable law, and under the rules of the NYSE applicable from time to time to the Corporation and the Committee.

  Independent Accountants

     4. Recommend to the Board the selection of the independent accountants, considering independence and effectiveness, and approve the fees and other compensation to be paid to the independent accountants. The Committee shall ensure that the independent accountants submit on a periodic basis to the Committee a formal written statement delineating all relationships between the independent accountants and the Corporation. The Committee shall actively engage in a dialogue with the independent accountants with respect to any disclosed relationship or service that may affect the independent accountants' objectivity and independence and shall recommend that the Board take appropriate action in response to the independent accountants' report to satisfy itself of the independent accountants' independence.

     5. Review the performance of the independent accountants and approve any nonaudit engagement by the Corporation of the independent accountants and any proposed discharge of the independent accountants.

     6. Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the Corporation's financial statements.

     7. Evaluate together with the Board the performance of the independent accountants, and if so determined by the Committee, recommend that the Board replace the independent accountants.

  Financial Reporting Processes

     8. Consider the independent accountants' judgments about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

     9. Consider major changes to the Corporation's auditing and accounting principles and practices as suggested by the independent accountants, management, or the internal auditing department.

     10. Review the Corporation's accounting treatment of unusual or nonrecurring transactions.

  Process Improvement

     11. Establish regular and separate systems of reporting to the Committee by each of management, the independent accountants and the internal auditors regarding any significant judgments made in management's preparation of the financial statements and the view of each as to the appropriateness of such judgments.

     12. Review with the independent accountants any problems or difficulties the accountants may have encountered in any management letter provided by the accountants and the Corporation's response to that letter.

     13. Following completion of the annual audit, review separately with each of management, the independent accountants and the internal auditing department any significant difficulty encountered during the course of the audit, including any restriction on the scope of work or on access to required information.

     14. Review any significant disagreement among management and the independent accountants or the internal auditing department in connection with the preparation of the financial statements.

     15. Meet periodically with the head of the Corporation's management information systems department regarding systems and processes affecting or affected by the Corporation's accounting processes.

     16. Review with the independent accountants, the internal auditing department and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to the implementation of changes or improvements, as determined by the Committee.)

  Compliance Matters

     17. Obtain reports (written or oral) from management, the Corporation's Senior Internal Auditing Executive and the independent accountants that the Corporation's subsidiaries and foreign affiliated entities are in conformity with applicable legal requirements.

     18. Review the activities, organizational structure, and qualifications of the internal audit department.

     19. Review, with the Corporation's counsel, any legal matter that the Committee has been advised may have a significant impact on the Corporation's financial statements.

                                 OFFICEMAX, INC.
                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
            ANNUAL MEETING OF SHAREHOLDERS - MAY 21, 2001 - 9:00 A.M.
                         POWERMAX DISTRIBUTION FACILITY,
                                2861 MARION DRIVE
 P                              LAS VEGAS, NEVADA
 R
 O   Your shares will be voted as recommended by the Board of Directors unless
 X   you indicate otherwise in which case they will be voted as marked. The
 Y undersigned hereby appoints MICHAEL FEUER, ROSS POLLOCK AND MICHAEL WEISBARTH as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side hereof, all the Common Shares of OfficeMax, Inc. held by the undersigned on April 6, 2001, at the Annual Meeting of Shareholders to be held on May 21, 2001, or any adjournment or postponement.


              CHANGE OF ADDRESS:

              -----------------------------------------------------------------

              -----------------------------------------------------------------

              -----------------------------------------------------------------

              -----------------------------------------------------------------


--------------------------------------------------------------------------------
                             -FOLD AND DETACH HERE-


                                 OFFICEMAX, INC.
                         ANNUAL MEETING OF SHAREHOLDERS

                            MAY 21, 2001 AT 9:00 A.M.

                         POWERMAX DISTRIBUTION FACILITY
                                2861 MARION DRIVE
                                LAS VEGAS, NEVADA







                                     [MAP]

[X]  PLEASE MARK YOUR
     VOTES AS IN THIS                                                     0925
     EXAMPLE.
--------------------------------------------------------------------------------
    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEM 1 AND "AGAINST" ITEM 2.
--------------------------------------------------------------------------------

                  FOR   WITHHELD                                                                          FOR   AGAINST  ABSTAIN
1. ELECTION OF    [ ]     [ ]   Nominees: 01 R.L. Bank, 02 M. Feuer,   2. TO APPROVE THE SHAREHOLDER      [ ]     [ ]      [ ]
   DIRECTORS                    03 P.D. Fishbach, 04 J.S. Thornton        PROPOSAL WITH RESPECT TO THE
                                                                          REDEMPTION OF PREFERRED SHARE
                                                                          PURCHASE RIGHTS.

For, except vote withheld from the following nominee(s):


-------------------------------------------------------------


                                                                                       Check box for change of address     [ ]

                                                                                PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. Joint
                                                                                owners must each sign. When signing as attorney,
                                                                                executor, administrator, trustee or guardian, please
                                                                                give full title as such.



                                                                                ---------------------------------------------------


                                                                                ---------------------------------------------------
                                                                                SIGNATURE(S)              DATE

--------------------------------------------------------------------------------
                             -FOLD AND DETACH HERE-






OfficeMax encourages you to take advantage of two cost-effective and convenient ways to vote your shares.

You may now vote your proxy 24 hours a day, 7 days a week, either over the Internet or using a touch-tone telephone. Your Internet or telephone vote must be received by 12:00 midnight New York time on May 17, 2001. Your Internet or telephone vote authorizes the Proxies named on the above proxy card to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY INTERNET:      POINT YOUR BROWSER TO THE WEB ADDRESS:
                       http://www.eproxyvote.com/omx
                       Click on the "PROXY VOTING" icon. You will be asked to enter the Voter Control Number located in the box just below the perforation on the proxy card. Then follow the instructions.

                                       OR

VOTE BY PHONE:         ON A TOUCH-TONE TELEPHONE, DIAL 1-877-779-8683 FROM
                       THE U.S. AND CANADA OR DIAL 001-1-201-536-8073 FROM
                       OTHER COUNTRIES. You will be asked to enter the Voter
                       Control Number located in the box just below the perforation on the proxy card. Then follow the instructions.

                                       OR

VOTE BY MAIL:          Mark, sign and date your proxy card and return it in the
                       envelope provided. If you are voting by the Internet or telephone, please do not mail your proxy card.